CUSTODIAN CONTRACT

                                     Between

                             FLOATING RATE PORTFOLIO

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                               CUSTODIAN CONTRACT
                               ------------------

         This Contract between Floating Rate Portfolio, a business trust organized and existing under the laws of Delaware, having its principal place of business at 50 California Street, San Francisco, California 94111 hereinafter called the "Portfolio", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH:   That  in   consideration  of  the  mutual  covenants  and
agreements hereinafter contained, the parties hereto agree as follows:


1.       Employment of Custodian and Property to be Held by It
         -----------------------------------------------------

         The Portfolio hereby employs the Custodian as the custodian of its assets, including securities which it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Instrument of Trust. The Portfolio agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio from time to time, and the cash consideration received by it for such new or shares of beneficial interest $.001 par value, ("Shares") of the Portfolio as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Portfolio held or received by the Portfolio and not delivered to the Custodian.

         Upon  receipt of "Proper  Instructions"  (within the meaning of Article
4), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Portfolio, and provided that the Custodian shall have no more or less responsibility or liability to the Portfolio on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Portfolio's foreign securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.


2. Duties of the Custodian with Respect to Property of the Portfolio Held By the Custodian in the United States.
         -----------------------------------------------------------------------

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by the Portfolio, other than (a) securities which are maintained pursuant to
         Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities Systems" and
         (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent

         ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

         2)    Upon the  receipt of payment in  connection  with any  repurchase
               agreement  related  to  such  securities   entered  into  by  the
               Portfolio;

         3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be deliveries to the Custodian.

         7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowings by the Portfolio requiring a pledge of assets by the Portfolio, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

         13) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading
               Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

         14) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Portfolio has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article l. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Portfolio directs the Custodian to maintain securities in "street name" or other good delivery form. If, however, the Portfolio directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Portfolio on such securities and to notify the Portfolio on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Portfolio which shall contain only property held by the Custodian as Custodian for the Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Portfolios held by the Custodian for the Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the Portfolios to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Portfolio. Such Portfolios shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Portfolios. Upon mutual agreement between the Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal Portfolios available to the Portfolio as of specified times agreed upon from time to time by the Portfolio and the Custodian in the amount of checks received in payment for Shares of the Portfolio which are deposited into the Portfolio's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Portfolio on United States securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Portfolio. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Portfolio with such information or data as may be necessary to assist the Portfolio in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Portfolio in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the
                  Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Portfolio in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions as defined in Article 4;

         2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

         3) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Portfolio whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         4) For the payment of any dividends declared pursuant to the governing documents of the Portfolio;

         5) For payment of the amount of dividends received in respect of securities sold short;

         6) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive
                  Committee of the Portfolio signed by an officer of the Portfolio and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the Person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of the Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Portfolio for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, and its rules or regulations, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian (as distinguished from a sub-custodian appointed pursuant to Section 3) of its responsibilities or liabilities hereunder. In the event of any loss, damage or expense suffered or incurred by the Portfolio caused by or resulting from the negligence or willful misconduct of any agent appointed by the Custodian pursuant to this paragraph 2.9, the Custodian shall promptly reimburse the Portfolio in the amount of such loss, damage, or expense.

2.10 Deposit of Portfolio Assets in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The custodian may deposit and/or maintain domestic securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to domestic securities of the Portfolio which are maintained in a
                  Securities System shall identify by book-entry those securities belonging to the Portfolio;

         3) The Custodian shall pay for domestic securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer domestic securities sold for the account of the Portfolio upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of domestic securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Portfolio at its request. The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio on the next business day;

         4) The Custodian shall provide the Portfolio with any report obtained by the Custodian (or by any agent appointed by the custodian pursuant to Section and furnished to the custodian) on the Securities Systems accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

         5) The Custodian shall have received the initial certificate required by Article 12 hereof;

         6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Portfolio for any loss, damage or expense to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Portfolio, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss, damage or expense if and to the extent that the Portfolio has not been made whole for any such loss, damage or expense. The Custodian agrees to cooperate with the Portfolio in connection with the enforcement of the Portfolio's subrogation rights.

2.11 Portfolio Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

         2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio; the Custodian shall pay for securities purchases for the account the Portfolio upon the making of an entry on the records of the custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

         5) The Custodian shall furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

         6) The Custodian and any agent appointed pursuant to paragraph 2.9 shall provide the Portfolio with any report on their respective systems of internal accounting control as the Portfolio may reasonably request from time to time.

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of .he NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) as mutually agreed upon from time to time in writing by the Custodian and the Portfolio.

2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Portfolio held by it and 'n connection with transfers of securities.

2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the domestic securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his Agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.16 Reports to Portfolio by Independent Public Accountants. The Custodian shall provide the Portfolio, at such times as the Portfolio may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Portfolio to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, there are no such inadequacies, the reports shall so state.

3. Duties of the Custodian with Respect to Property of the Portfolio Held Outside of the United States.
         -----------------------------------------------------------------------

3.1 Appointment of Foreign Sub-Custodians. The Portfolio hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in
         Section 4 of this Contract, together with a certified resolution of the Portfolio's Board of Trustees, the Custodian and the Portfolio may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Portfolio may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities, as defined in paragraph (c)(l) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Portfolio may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to the Portfolio, the foreign securities of the Portfolio held by each foreign sub-custodian.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Portfolio, assets of the Portfolios shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.4 hereof.

3.4 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Portfolio's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Portfolio's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Portfolio, will be given access to the books and records or the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolio held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.5 Access of Independent Accountants of the Portfolio. Upon request of the Portfolio, the Custodian will use its best efforts to arrange for the independent accountants of the Portfolio to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.6 Reports by Custodian. The Custodian will supply to the Portfolio from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf or the Portfolio indicating, as to securities acquired for the Portfolio, the identity of the entity having physical possession of such securities.

3.7 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.7, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Portfolio held outside the United States by foreign sub-custodians.

         (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Portfolio and delivery of securities maintained for the account of the Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.8 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Portfolio from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institutions performance of such obligations. At the election of the Portfolio, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.9 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care.

3.10 Reimbursement or Advances. If the Portfolio requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Portfolio assets to the extent necessary to obtain reimbursement.

3.11 Monitoring Responsibilities. The Custodian shall furnish annually to the Portfolio, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Portfolio in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Portfolio in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Portfolio or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below S200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
         Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

         (b) Cash held for the Portfolio in the United Kingdom shall be maintained in an interest bearing account established for the Portfolio with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13 Tax Law. The Custodian shall have no responsible or liability for any obligations now or hereafter imposed on the Portfolio or the Custodian as custodian of the Portfolio by the tax law of the United States of America or any state or political subdivision whereof. It shall be the responsibility of the Custodian to use reasonable efforts and due care
         (a) to perform such ministerial steps as are required to collect any tax refund, (b) to ascertain the appropriate rate of tax withholding and (c) to provide such documents as may be required to enable the Portfolio to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. Unless otherwise informed by the Portfolio, the Custodian, in performance of its duties under this Section, shall be entitled to apply categorical treatment of the Portfolio according to the nationality of the Portfolio, the particulars of its organization and other relevant details that shall be supplied by the Portfolio. The Custodian shall be entitled to rely on any information supplied by the Portfolio. The Custodian may engage reasonable professional advisors disclosed to the Portfolio by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom. It shall be the duty of the Portfolio to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Portfolio and further to inform the Custodian if the Portfolio is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Portfolio is a part under general laws and treaty provisions.

4.       Proper Instructions
         -------------------

         Proper Instructions as used herein means a writing or tested telex signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested, and may be in the form of standing instructions. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Portfolio shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Portfolio accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided; the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three party agreement which requires a segregated asset account in accordance with Section 2.12.

5.       Actions Permitted without Express Authority
         -------------------------------------------

         The Custodian may in its discretion, without express authority from the
Portfolio:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Portfolio;

         2)    surrender   securities  in  temporary   form  for  securities  in
               definitive form;

         3) endorse for collection, in the name of the Portfolio, checks, in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Portfolio.

6.       Evidence of Authority
         ---------------------

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Portfolio. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Portfolio as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Instrument of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.       Duties  of  Custodian   with  Respect  to  the  Books  of  Account  and
         Calculation of Net Asset Value and Net Income
         -----------------------------------------------------------------------

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Portfolio to keep the books of account of the Portfolio and/or compute the net asset value per share of the outstanding shares of the Portfolio or, if directed in writing to do so by the Portfolio pursuant to Proper Instructions, shall itself keep such books of account and/or compute such net asset value per share. The net asset value of the Portfolio's shares will be determined weekly as determined by the Portfolio's Board of Trustees and will also be determined monthly as of the close of regular trading on the New York Stock Exchange, Inc. The net asset value per share will be computed by dividing the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received and earned discount) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time. If so directed, the Custodian shall also calculate weekly the net income of the Portfolio as described in the Portfolio's currently effective prospectus related to the Portfolio and shall advise the Portfolio and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Portfolio to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Portfolio shall be made at the time or times described from time to time in the Portfolio's currently effective prospectus.

8.       Mitigation by Custodian
         -----------------------

         Upon the occurrence of any event connected with the duties of the Custodian under this Contract which causes or may cause any loss, damage or expense to the Portfolio, (i) the Custodian shall, and (ii) shall exercise reasonable efforts to cause any subcustodian to, use reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Portfolio.

9.       Notification of Litigation; Right to Proceed
         --------------------------------------------

         The Portfolio shall not be liable for indemnification under this Contract to the extent that the Portfolio's ability to defend against any litigation or proceeding brought against the Custodian in respect of which indemnity may be sought under this Contract is prejudiced by the Custodian's failure to give prompt notice of the Commencement or any such litigation or proceeding with respect to claims in such litigation or proceedings for which indemnity by the Portfolio may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Portfolio shall be entitled to participate in any such litigation or proceeding and, after written notice from the Portfolio to the Custodian, the Portfolio may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Portfolio may be subject to an indemnification obligation; provided, however, that the Custodian shall be entitled to participate in the defense of any such litigation or proceeding. If the Portfolio has acknowledged in writing its obligation to indemnify the Custodian with respect to such litigation or proceeding, the Custodian's participation shall be at its own expense and the Portfolio shall control the defense of the litigation or proceeding. If the Portfolio is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Custodian shall reasonably prosecute such litigation or proceeding. The Custodian shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Portfolio with adequate notice of any such settlement or judgment, and without the Portfolio's prior written consent. The Custodian shall submit written evidence to the Portfolio with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Portfolio may reasonably request.

10.      Records
         -------

         The Custodian shall create and maintain and retain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Portfolio under the Investment Company Act of 1940 and the rules and regulations thereunder, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Portfolio and in the event of termination of this Contract shall be delivered to the Portfolio or a successor custodian as instructed by the Portfolio. All such records shall at all times during the regular business hours of the Custodian be open for inspection and audit by duly authorized officers, employees or agents of, attorneys for and auditors employed by the Portfolio and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Portfolio's request, supply the Portfolio with a tabulation of securities owned by the Portfolio and held by the Custodian and shall, when requested to do so by the Portfolio and for such compensation as shall be agreed upon between the Portfolio and the Custodian, include certificate numbers in such tabulations.

11.      Opinion of Portfolio's Independent Accountant
         ---------------------------------------------

         The Custodian shall take all reasonable action, as the Portfolio may from time to time request, to obtain from year to year favorable opinions from the Portfolio's independent accountants with respect to its activities hereunder in connection with the preparation of the Portfolio's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

12.      Compensation of Custodian
         -------------------------

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Portfolio and the Custodian.

13.      Responsibility of Custodian
         ---------------------------

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Contract and shall be liable to the Portfolio for all losses, damages and expenses suffered or incurred by the Portfolio resulting from the failure of the Custodian to exercise such reasonable care and diligence. The Portfolio agrees that the Custodian shall be indemnified by and shall be without liability to the Portfolio for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Portfolios on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution appointed pursuant to the provisions of Article 3 to the same extent as set forth in Article 1 hereof with respect to subcustodians located in the United States (except as specifically provided in Article 3.9) and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Portfolio to maintain custody or any securities or cash of the Portfolio in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions or acts of war or terrorism.

         If the Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the custodian or its nominee assigned to the Portfolio being liable for the payment of money or incurring liability of some other form, the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount equal to the Custodian's reasonable estimate of the amount to be paid or for which the Custodian may potentially be liable and in a form satisfactory to the Custodian.

         If the Portfolio requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio's assets to the extent necessary to obtain reimbursement.

14.      Effective Period; Termination and Amendment
         -------------------------------------------

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Portfolio has approved the initial use of a particular Securities System, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.11 hereof in the absence of receipt or an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System; provided further, however, that the Portfolio shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Instrument of Trust, and further provided, that the Portfolio may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.      Successor Custodian
         -------------------

         If a successor custodian shall be appointed by the Board of Trustees of the Portfolio, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Portfolio's securities held in a Securities System unless otherwise instructed by the Portfolio.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Portfolio, delivered at the office of the Custodian, transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Portfolio's securities held in any Securities System. Thereafter, such bank or Trust Company shall be the successor of the Custodian under this contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Portfolio to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect. The Custodian agrees to cooperate with the successor custodian and the Portfolio in execution of documents and performance of other action necessary or desirable in order to substitute the successor custodian for the Custodian.

16.      Interpretive and Additional Provisions
         --------------------------------------

         In connection with the operation of this Contract, the custodian and the Portfolio may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Instrument of Trust of the Portfolio. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.      Massachusetts Law to Apply
         --------------------------

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

18.      Prior Contracts
         ---------------

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Portfolio and the Custodian relating to the custody of the Portfolio's assets.

19.      Shareholder Communications Election
         -----------------------------------

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Portfolio to indicate whether it authorizes the Custodian to provide the Portfolio's name, address, and share position to requesting companies whose securities the Portfolio owns. If the Portfolio tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Portfolio tells the custodian "yes" or does not check either "yes" or "no" below, the custodian is required by the rule to treat the Portfolio as consenting to disclosure of this information for all securities owned by the Portfolio or any funds or accounts established by the Portfolio. For the Portfolio's protection, the Rule prohibits the requesting company from using the Portfolio's name and address for any purpose other than corporate communications. Please indicate below whether the Portfolio consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Portfolio's name, address, and share positions.

         N0  [ ]      The  Custodian  is  not  authorized  to  release  the
                      Portfolio's name, address, and share positions.

20.      Assignment
         ----------

         Neither the Portfolio nor the Custodian shall have the right to assign any of its rights or obligations under this Contract without the prior written consent of the other party.

21.      Severability
         ------------

         If any provision of this Contract is held to be unenforceable as a matter of law, the other terms and provisions hereof shall not be affected thereby and shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as Of the ______ day of _______, 1997.

ATTEST                                      FLOATING RATE PORTFOLIO





_________________________          By ______________________________________





ATTEST                                      STATE STREET BANK AND TRUST COMPANY





__________________________        By ________________________________________

                  IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the ______ day of _______, 1997.



ATTEST                                      FLOATING RATE PORTFOLIO





__________________________        By ________________________________________



ATTEST                                      STATE STREET BANK AND TRUST COMPANY





__________________________        By _________________________________________
                                            Executive Vice President

                                   Schedule A
                                   ----------



         The  following  foreign  bank   institutions  and  foreign   securities
depositories have been approved by the Board of Trustees of Floating Rate Portfolio for use as sub-custodians for the Portfolio's Securities and other assets:



                   (Insert banks and securities depositories)













Certified:




___________________________________
Portfolio's Authorized Officer



Date: _____________________________